GMO TRUST

Item 77Q(1)(e)
Investment advisory agreements on behalf of Registrant's two additional series, GMO International Growth Fund and GMO International Disciplined Equity Fund were filed with Post-Effective Amendment #56 to GMO Trust's registration statement on April 13, 2001 and incorporated by reference herein.